UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 3, 2026
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01.	Regulation FD Disclosure.
On November 3, 2026, CarMax, Inc. (the “Company”) issued a press release in connection with its previously announced virtual Strategic Update, to be held on November 3, 2026, at 8:00 a.m. Eastern Time (ET). A copy of this press release is being furnished as Exhibit 99.1 hereto. A copy of the presentation to be used during the Strategic Update is being furnished as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits	The following exhibits are being furnished pursuant to Item 7.01 above.
99.1	Press release, dated November 3, 2026, issued by CarMax, Inc., entitled “CarMax Outlines Strategy to Strengthen Core Operations and Deliver Robust Growth.”
99.2	Strategic Update presentation, dated November 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: November 3, 2026	By: /s/ John M. Stuckey, III
John M. Stuckey, III
Senior Vice President, General Counsel
and Corporate Secretary